UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[   ] Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material under Rule 14a-12

ANAVEX LIFE SCIENCES CORP.

(Name of Registrant as Specified In Its Charter)

___________________________________________
(Name of Person(s) Filing Proxy Statement, if
other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(5) Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
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(4) Date Filed:

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ANAVEX LIFE SCIENCES CORP.
51 W 52nd Street, 7th Floor, New York, NY 10019

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 7, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Anavex Life Sciences Corp. (the “Company”), dated February 20, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday April 7, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 23, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 7, 2020

Dear Stockholder:

Due to the current emerging public health impact and following the directions of New York City Health Department (www.nyc.gov) precautions related to the coronavirus (COVID-19) and to support the health and well-being of our shareholders, directors and officers, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Anavex Life Sciences Corp. (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 7, 2020 at 10:00 a.m., Eastern Time. Following the directions of New York City Health Department (www.nyc.gov) precautions related to the coronavirus, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 11, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at http://viewproxy.com/Anavex/2020/vm/, you are requested to pre-register at http://www.viewproxy.com/anavex/2020/ by April 5, 2020. In order to pre-register, you will be required to enter the control number found on your proxy card, voting instruction form or notice you previously received and beneficial holders will be required to obtain a legal proxy. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. The Annual Meeting on April 7, 2020 at 10:00 a.m. Eastern Time will be available at http://viewproxy.com/Anavex/2020/vm/. The Proxy Statement and 2019 Annual Report are available at http://www.viewproxy.com/Anavex/2020.

We look forward to your continued support.

Sincerely,

/s/ Christopher Missling, PhD.

Christopher Missling, PhD.
Chief Executive Officer and

Chairman of the Board of Directors

March 23, 2020

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